EXHIBIT 99.3

May 5, 2015

VisionChina Media Inc.

1/F Block No.7 Champs Elysees

Nongyuan Road, Futian District

Shenzhen 518040

The People’s Republic of China

Attn: Minghua Zhou

Front Lead Investments Limited

c/o VisionChina Media Inc.

1/F Block No.6 Champs Elysees

Nongyuan Road, Futian District

Shenzhen 518040

The People’s Republic of China

Attn: Yingming Lei

JJ Media Investment Holding Limited

c/o Focus Media Holding Limited

28F, No. 369, Zhaofeng World Trade Tower

Jiangsu Road, Shanghai

PRC 200050

Attn: Jason Nanchun Jiang

Limin Li

c/o VisionChina Media Inc.

1/F Block No.6 Champs Elysees

Nongyuan Road, Futian District

Shenzhen 518040

The People’s Republic of China

Re:                             Amendment to VisionChina Shareholders Agreement dated as of January 13, 2011

Dear Sirs:

Reference is made to the SHAREHOLDERS AGREEMENT, dated as of January 13, 2011 (the “Agreement”), among VISIONCHINA MEDIA INC. (the “Company”), FOCUS MEDIA HOLDING LIMITED (the “Focus Shareholder”), JJ MEDIA INVESTMENT HOLDING LIMITED (the “JJ Media Shareholder”), FRONT LEAD INVESTMENTS LIMITED (the “Existing Shareholder”), and LIMIN LI. As indicated by a letter dated April 2, 2015 from the Focus Shareholder, the Focus Shareholder has transferred its Common Shares in the Company to Focus Media Investment Limited, an Affiliate of the Focus Shareholder (the “Transferee”), and the Transferee has become a Party to the Agreement. Capitalized terms used herein without definition have the meanings given them in the Agreement.

Pursuant to Section 6.1 of the Agreement, the Parties agree that Article II of the Agreement is hereby deleted.

If you approve of the foregoing amendment to the Agreement, please signify by executing a copy of this letter in the space below.

Very truly yours,

FOCUS MEDIA INVESTMENT LIMITED

		By:	/s/ Kit Leong Low
		Name:	Kit Leong Low
		Title:	Director

Agreed:

VISIONCHINA MEDIA INC.

By:	/s/ Limin Li
Name:	Limin Li
Title:	Director

JJ MEDIA INVESTMENT HOLDING LIMITED

By:	/s/ Jason Nanchun Jiang
Name:	Jason Nanchun Jiang
Title:	Director

FRONT LEAD INVESTMENTS LIMITED

By:	/s/ Limin Li
Name:	Limin Li
Title:	Director

LIMIN LI

/s/ Limin Li
Name: Limin Li

[Signature Page to Amendment to VisionChina Shareholders Agreement]